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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    June 5, 1996
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                  Mountasia Entertainment International, Inc.
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             (Exact name of registrant as specified in its charter)



        Georgia                   0-22458                       58-1949379
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   (State or other       (Commission File Number)           (IRS Employer
    jurisdiction of                                             Identification
    incorporation)                                              Number)


  5895 Windward Parkway, Suite 220, Alpharetta, Georgia         30202-4182
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:   (770) 442-6640
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ITEM 5.  OTHER EVENTS.

         Mountasia Entertainment International, Inc. (the "Company") has entered into an Investment Agreement (the "Investment Agreement") dated June 5, 1996 with MEI Holdings, L.P., a Delaware limited partnership (the "Purchaser"). Under the Investment Agreement, the Company has agreed to sell to the Purchaser for $40.0 million (i) a number of newly issued shares of the Company's Common Stock equal to 44.44% of the Company's Common Stock outstanding immediately following the closing of the transactions contemplated by the Investment Agreement (the "Closing"), and (ii) a warrant (the "Warrant") allowing the Purchaser to acquire (without payment of further consideration) additional Common Stock to adjust for any post-Closing issuances of Common Stock under existing commitments below 130% of the per-share investment price as of the Closing. The Investment Agreement provides that if the Company seeks additional equity capital within 18 months after the closing, it will use its best efforts to raise such equity capital through one or more rights offerings to holders of the Common Stock. Subject to applicable limitations in a separate Standstill Agreement (a copy of which is attached as Exhibit D to the Investment Agreement and is incorporated herein by reference), in any such rights offering the Purchaser will exercise all rights to purchase Common Stock distributed to it and, if the rights offered are not assignable, the Purchaser will purchase from the Company all shares of the Common Stock not purchased by distributees of rights. This commitment of Purchaser with respect to rights offerings is limited to $30 Million.

         The Closing is subject to various conditions, including the following:

                 (i) The repurchase from the holders thereof of all of the Company's issued and outstanding Class D Preferred Stock of the Company for the stated value thereof plus accumulated and unpaid dividends, or for such other consideration as the Purchaser may approve;

                 (ii) The confirmation from certain employees and option holders that the transaction and related matters will not trigger their rights under severance, option and other agreements;

                 (iii) The consummation of the transactions contemplated by an existing agreement of the Company to purchase certain interests in National Entertainment Funding, L.P.;

                 (iv) The reconstitution of the Company's Board of Directors (as described below) to include representatives of the Purchaser (one of whom would be designated as the Chairman of the Board);

                 (v) The absence of any material adverse change in the business, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole;






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                 (vi)     The adoption of the management equity program
         described below in substitution for the Company's existing management equity plan and options thereunder;

                 (vii) The termination of certain financial advisory agreements and of certain other arrangements relating to financings;

                 (viii) The reacquisition of the Company's domestic intellectual property rights for not more than $2.1 million and the confirmation that the Company has reacquired its international intellectual property rights;

                 (ix) The completion (prior to July 1, 1996) to the satisfaction of the Purchaser of its confirmatory due diligence review, including in respect of the Purchaser's assumptions as to financial, operational and legal matters);

                 (x) The amendment to the Company's By-laws as set forth in Exhibit C to the Investment Agreement (including without limitation changes with respect to the taking of action by written consent by the Company's shareholders); and

                 (xi) The completion of the closing on or before July 24, 1996, subject to extension to not later than August 15, 1996 in the event of litigation regarding the transaction.

Reference is made to Section 5.2 of the Investment Agreement (a copy of which is filed as Exhibit 2 and is incorporated herein by reference) with respect to the foregoing and other conditions to the Closing.

         As a result of the foregoing conditions and other matters, including matters which may be beyond the control of the Purchaser and the Company, there can be no assurance as to whether, or the terms upon which, the transactions contemplated by the Investment Agreement will be consummated.

         The Investment Agreement also contains various provisions relating to the conduct of the Company's business prior to the closing (sec. 4.1), the Purchaser's access to information (sec. 4.2), limitations on the Company's ability to solicit or negotiate other offers (sec. 4.5), indemnification
(sec. 4.12 & Article VI), termination (Article VII) and expenses (sec. 8.1), all of which are incorporated herein by reference to the Investment Agreement attached as Exhibit 2.

         As an accommodation to the Company, MEI Financings, L.P., a Delaware partnership affiliated with the Purchaser (the "Lender"), provided to the Company a commitment letter pursuant to which the Lender agreed to provide an aggregate of up to $33.0 Million under two multi-draw term loan facilities to the Company. At the Closing, any portion of such financing may be forgiven to pay the purchase price in lieu of cash. A copy of the foregoing commitment is attached as Exhibit B to the Investment Agreement hereto and is incorporated herein by reference.

         Pursuant to the Investment Agreement, subject to the Closing, the Purchaser has obtained the right to designate up to six members of the Company's Board of Directors (which would be increased to 14 members), including the Chairman of the Board. Pursuant to a Standstill Agreement to be entered into at the Closing, the Purchaser will agree not to acquire beneficial ownership of any company securities if after such acquisition the Purchaser would beneficially own 50% or more of the Common Stock unless such acquisition has received the prior approval of the members of the Board of Directors not affiliated with the Purchaser or employed by the Company or any of its Subsidiaries. A copy of the Standstill Agreement is attached as Exhibit D to the Investment Agreement and is incorporated herein by reference.






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         In addition, the Company has amended the Rights Agreement between the
Company and Continental Stock Transfer & Trust Company dated April 24, 1996 to add as an "Exempt Person" under that Agreement any person, or a transferee thereof or of any such transferee, who acquires from the Company beneficial ownership of 20% or more of the outstanding Common Stock subject to the terms of an agreement approved by a majority of the members of the Company's Board of Directors who are not either an Affiliate or an Associate (as defined in the Rights Agreement) of such person.

         In light of the Investment Agreement, the Company has terminated and withdrawn the exchange offer dated March 29, 1996, as amended, without the purchase of any Common Stock tendered for exchange pursuant thereto. The Exchange Agent has been instructed to promptly return all shares of such Common Stock tendered to the holders thereof.

         The management equity program referred to in clause (vi) above would provide for the reservation of approximately 2.25 million shares of Common Stock for employee incentive programs. As of the Closing, the Company would set up to 1.2 million shares (the "Initial Management Shares") at the per share price paid by the Purchaser at the Closing to key employees designated by the Compensation Committee of the Board (after reasonable consultation with the Purchaser). Any such designee will be required to surrender all options held by him/her in order to receive any Initial Management Shares. To fund the purchase of the Initial Management Shares, the Company would make available to employees a five-year recourse loan bearing interest at 8.5% per annum secured by the stock being purchased. If an employee's employment with the Company were terminated within five years of the Closing, the entire balance due under such employee's financing would become due and payable and the Company would have the right to repurchase all of such employee's Initial Management Shares (plus accrued interest at 8.5% per annum) which have not "vested" according to a five year schedule (in which no vesting occurs during the first two years).

         Pursuant to agreements to be entered into at the Closing, each of L. Scott Demerau and Julla Demerau will agree with the Company that they will not sell the Common Stock beneficially owned by them prior to June 30, 1998 except in certain circumstances. Such circumstances are set forth in the Management Lock-up Agreement a copy of which is attached as Exhibit F to the Investment Agreement and incorporated herein by reference.

         Attached hereto as Exhibits and hereby incorporated herein by reference are a conformed copy of the Investment Agreement between the Company and the Purchaser, with certain exhibits and schedules thereto, and a press release announcing the Investment Agreement and related transactions. The foregoing description of the Investment Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBIT 2    Investment Agreement
             EXHIBIT A       Warrant
             EXHIBIT B       Financing Commitment Letter
             EXHIBIT C       By-Law Amendments
             EXHIBIT D       Standstill Agreement
             EXHIBIT E       Registration Rights Agreement
             EXHIBIT F       Certain Management Agreements






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EXHIBIT 99        Press release






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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.



                                  By: /s/ Gregory N. Waters
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                                  Name:   Gregory N. Waters
                                  Title:  Chief Financial Officer


Dated: June 19, 1996.






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                                 EXHIBIT INDEX


EXHIBIT 2       Investment Agreement
                EXHIBIT A       Warrant
                EXHIBIT B       Financial Commitment Letter
                EXHIBIT C       By-Law Amendments
                EXHIBIT D       Standstill Agreement
                EXHIBIT E       Registration Rights Agreement
                EXHIBIT F       Management Lock-up Agreements
EXHIBIT 99      Press Release






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